THE UNITED KINGDOM FUND INC.
				    P R O X Y
	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
	    JOINT SPECIAL MEETING OF STOCKHOLDERS -- FEBRUARY 25, 1998

	       The undersigned, revoking previous proxies, hereby appoints Anthony M. Solomon, J. Loughlin Callahan and Thaddea M. Feldman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of common stock of The United Kingdom Fund Inc. which the undersigned is entitled to vote at the Joint Special Meeting of Stockholders of The United Kingdom Fund Inc. and The Europe Fund, Inc., to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, 4th Floor, New York, New York, on February 25, 1998, at 10:00 a.m., New York City time, and at any and all adjournments thereof.

			  (Continued and to be dated and signed on other side)

				   THE UNITED KINGDOM FUND INC.
				   P.O. BOX 11388
				   NEW YORK, N.Y. 10203-0388



Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR Items 1 and 2 below.

1. Approval of a new investment management agreement between The United Kingdom Fund Inc. and Mercury Asset Management
       International Channel Islands Ltd.

       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

2. Approval of a new investment advisory agreement between Mercury Asset Management International Channel Islands Ltd. and Mercury
       Asset Management International Ltd.

       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3.     TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
       MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1 AND 2.


				    Address Change and/or Comments

				    Please mark, date and sign as your name
				    appears and return in the enclosed
				    envelope.  If acting as executor,
				    administrator, trustee, guardian, etc.,
				    you should so indicate when signing.
				    If the signer is a corporation, please
				    sign the full corporate name, by duly
				    authorized officer.  If shares are held
				    jointly, each stockholder named should
				    sign.

				    The undersigned, hereby acknowledges
				    receipt of a copy of the accompanying
				    notice of meeting and proxy statement
				    and hereby revokes any proxy or proxies
				    heretofore given.

				    Dated                       , 1998
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						  Signature

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						  Signature

				    Votes MUST be indicated (X) in Black or
				    Blue ink.  [X]

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE - NO POSTAGE IS REQUIRED